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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 5 to the Registration Statement on Form S-1 and Amendment No. 2 to the Registration Statement Form S-4 of:

        Our report dated July 25, 2008 (October 13, 2008, as to Notes 11 and 13), which report expresses an unqualified opinion and includes an explanatory paragraph relating to investments without a readily determinable fair market value, relating to the combined financial statements of the KKR Group as of December 31, 2007 and 2006, and for each of the three years in period ended December 31, 2007, appearing in the Prospectus, which is part of the Registration Statement.

        Our report dated October 13, 2008 relating to the statements of financial condition of KKR & Co. L.P. as of June 30, 2008 and December 31, 2007, appearing in the Prospectus, which is part of this Registration Statement.

        Our report dated October 13, 2008 relating to the statements of financial condition of KKR Management LLC as of June 30, 2008 and December 31, 2007, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

New York, New York
October 13, 2008

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM